Exhibit 23.0

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of SI Financial Group, Inc. on Form S-8 of our report dated February 18, 2005, which appears in the Annual Report on Form 10-K of SI Financial Group, Inc. for the year ended December 31, 2004.

                          /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 28, 2005